Exhibit 10.11

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Credit and Security Agreement, dated as of April 3, 2018 (this “Agreement”), is made by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), CHARLES & COLVARD, LTD., a North Carolina corporation (“Parent”), CHARLES & COLVARD DIRECT, LLC, a North Carolina limited liability company (“C&C Direct”), and CHARLESANDCOLVARD.COM, LLC, a North Carolina limited liability company formerly known as MOISSANITE.COM, LLC (“C&C.com”; Parent, C&C Direct and C&C.com are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

W I T N E S S E T H :

WHEREAS, Borrowers and Lender are parties to a certain Credit and Security Agreement dated as of June 25, 2014 (as amended, restated or otherwise modified from time, the “Credit Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement and the other Loan Documents pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.         Defined Terms.  Capitalized terms used in this Agreement which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.         Waivers and Consents Regarding Subsidiaries.  Borrowers (a) reactivated a previously dormant Subsidiary of Parent known as Charles & Colvard (HK) Limited, a Hong Kong corporation (“HK Limited”) in December, 2017, and (b) desire to have HK Limited form a wholly-owned Chinese Subsidiary to be named at a later date (the “WFOE”).  The formation of Subsidiaries is prohibited by Section 7.3 of the Credit Agreement.  Borrowers have requested that Lender waive any Defaults and Events of Default resulting from a breach of the Loan Documents prior to the date hereof in connection with such reactivation of HK Limited, including any noncompliance with the Loan Documents by or in respect of HK Limited.  Lender hereby consents to such reactivation of HK Limited and waives all such Defaults and Events of Default.  In addition, Borrowers have requested that Lender consent to the formation of the WFOE.  Subject to Lender’s receipt of an opening pro forma balance sheet for the WFOE in form and detail reasonably acceptable to Lender, Lender hereby consents to the formation of the WFOE by HK Limited.  Borrowers hereby covenant and agree to provide to Lender the name of the WFOE promptly following its formation.  The waivers and consents contained herein shall be effective only in this specific instance and for the specific purpose for which they are given, and such waivers and consents shall not entitle any Borrower to any other or further waiver or consent in any similar or other circumstances.

3.         Consent Regarding Change of Fiscal Year.  Borrowers desire to change their fiscal year from a one-year period ending on December 31 to a one-year period ending on June 30.  Such change in fiscal year is prohibited by Section 7.10 of the Credit Agreement, and Borrowers have requested that Lender consent to such change.  Lender hereby consents to such change.  Without limiting the generality of the financial reporting provisions contained in the Credit Agreement, Borrowers hereby acknowledge and agree that Borrowers shall provide to Lender (a) audited financial statements for the fiscal year ending December 31, 2017 no later than April 30, 2018, and (b) audited financial statements for the period from January 1, 2018 through June 30, 2018 no later than October 31, 2018 (which will satisfy the requirement of the Credit Agreement that Borrowers provide audited statements for the 2018 fiscal year), in each case in accordance with the requirements and specifications set forth on Schedule 6.1 of the Credit Agreement with respect to annual financial statements.  For the avoidance of doubt, the period from January 1, 2018 through June 30, 2018 shall be considered a “fiscal year” as that term is used in the Agreement.  The consent contained herein shall be effective only in this specific instance and for the specific purpose for which it is given, and such consent shall not entitle any Borrower to any other or further consent in any similar or other circumstances.

4.         Certain Transfers Permitted.  The Credit Agreement is hereby amended by deleting the definition of “Permitted Intercompany Advance” set forth in Schedule 1.1 to the Credit Agreement and substituting the following in lieu thereof:

“Permitted Intercompany Advances” means (a) loans made by a Loan Party to another Loan Party, (b) loans made by a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party, (c) loans made by a Subsidiary of a Loan Party which is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) loans or other transfers by a Loan Party, in an aggregate amount not to exceed $40,000 in any fiscal year, to or for the benefit of the Specified Entities.

5.         Specified Entities Excluded.  The Credit Agreement is hereby amended by deleting the definition of “Subsidiary” set forth in Schedule 1.1 to the Credit Agreement and substituting the following in lieu thereof:

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity, provided that a Specified Entity shall not be deemed a “Subsidiary” for purposes of Section 6 (Affirmative Covenants), Section 7 (Negative Covenants), Section 8 (Financial Covenants) or Section 9 (Events of Default); clause (b) of Schedule 1.1 (Accounting Terms); Schedules 6.1 and 6.2 (financial reporting); Exhibit A (Compliance Certificate); Exhibit D (Representations and Warranties) (except Section 5.18 (Patriot Act), Section 5.21 (Margin Stock), Section 5.22 (Governmental Regulation) and Section 5.23 (OFAC)); Exhibit E (Information Certificate); or the defined terms used or referenced in the foregoing.

6.         Specified Entities Defined.  The Credit Agreement is hereby amended by inserting the following new definition in alphabetical order:

“Specified Entity” means any of (i) Charles & Colvard (HK) Limited, a Hong Kong corporation and subsidiary of Parent (“HK Limited”), and (ii) a Chinese corporation which is or will be a wholly-owned subsidiary of HK Limited.

7.        No Other Changes.  Except as explicitly amended or waived by this Agreement, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Loan or Letter of Credit thereunder.

8.        Representations and Warranties.  Each Borrower hereby represents and warrants to Lender as follows:

(a)          Such Borrower has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

(b)          The execution, delivery and performance by such Borrower of this Agreement have been duly authorized by all necessary corporate and limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation, by-laws, articles of organization or limited liability company agreement, as applicable, of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)          Except as otherwise explicitly contemplated herein, all of the representations and warranties of the Borrowers contained in the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date.

9.        References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10.      No Waiver.  Except as expressly set forth herein, the execution of this Agreement and acceptance of any documents related hereto or thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Agreement.

11.      Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12.      Amendment Fee; Costs and Expenses.  In consideration of Lender’s agreements hereunder, Borrowers agree, jointly and severally, to pay to Lender an amendment fee of $2,000 on the date of this Agreement.  Additionally, each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.  Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make one or more Advances to Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying such amendment fee and any such other fees, disbursements, costs and expenses in connection with this Agreement.

13.       Miscellaneous.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which counterparts, taken together, shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.       Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Georgia.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit and Security Agreement to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kathryn Williams
Kathryn Williams, Authorized Signatory

CHARLES & COLVARD, LTD.

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Chief Financial Officer and Treasurer

CHARLES & COLVARD DIRECT, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager

CHARLESANDCOLVARD.COM, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager